Exhibit 10.6

SYNTHEMED, INC.
2006 STOCK OPTION PLAN

(As originally adopted by the Board of Directors on November 11, 2005 and approved by stockholders on April 25, 2006, and as subsequently amended by the Board of Directors on December 22, 2010 and approved by stockholders on August 25, 2011)

The purpose of the SyntheMed, Inc. 2006 Stock Option Plan (the “Plan”) is to enhance the ability of SyntheMed, Inc. (the “Company”) and its subsidiaries to attract and retain qualified directors, employees and other persons, and to motivate such persons to devote maximum efforts to the success of the Company.. The Company believes that by providing an opportunity to acquire an equity interest in the Company, the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.  To this end, the Plan provides for the grant of stock options, which includes incentive stock options as well as non-qualified stock options.

1.           ADMINISTRATION

(a)    Committee.  The Plan shall be administered and interpreted by a committee (the “Committee”), which shall consist of two or more persons appointed by the Board of Directors of the Company (the “Board”), all of who shall be “non-employee directors”, as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).  In the alternative, and if the Board deems it desirable, the Plan may be administered by the entire Board.  In such event, all references herein to “Committee” shall be deemed to refer to the entire Board, and the requirements of this Section 1(a) relating to “non-employee directors” shall not be applicable.

(b)    Committee Authority.  The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) condition grants on the individual's execution of a non-compete, non-disclosure or other agreement deemed appropriate by the Committee, and (v) deal with any other matters arising under the Plan.

(c)    Committee Determinations.  The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.           OPTIONS

Options granted pursuant to the Plan (“Options”) shall be authorized by action of the Committee and may be designated as either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options which are not intended to meet the requirements of such Section, the designation to be in the sole discretion of the Committee.  Options designated as incentive stock options that fail to continue to meet the requirements of Section 422 of the Code shall be redesignated as non-qualified options automatically on the date of such failure to continue to meet the requirements of Section 422 of the Code without further action by the Committee.

All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the “Option Instrument”) or an amendment to the Option Instrument. The Committee shall approve the form and provisions of each Option Instrument. Options need not be uniform as among the grantees.

3.           SHARES SUBJECT TO THE PLAN

(a)    Shares Authorized.  Subject to adjustment as provided below, an aggregate of 25,000,000 shares of common stock of the Company may be issued pursuant to Options granted under the Plan. The Company’s common stock, together with any other securities that may become issuable upon exercise of Options, is referred to herein as “Company Stock”.  The shares available under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan.

(b)    Adjustments.

                         (i)          In the event of a stock dividend, stock split or reverse stock split with respect to Company Stock, the number of shares with respect to which Options may be granted under the Plan, the number of shares subject to  outstanding Options and the exercise price thereof shall be automatically adjusted proportionately, without action by the Committee, which adjustments may be evidenced by written addenda to the Plan and Option Instruments prepared by the Company and, concerning Options designated as incentive stock options, shall be in accordance with Regulations (defined below).  If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a spin off, recapitalization, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Options, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share of outstanding Options may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(ii)         Subject to the provisions of Article 11, without  affecting the number of shares of Company Stock reserved or available hereunder, the Board may authorize the issuance or  assumption  of  benefits  under  this Plan in  connection  with any  merger, consolidation,  spin-off, split-off, split-up, acquisition of property or stock, or  reorganization  (collectively,  a  "Reorganization")  upon  such  terms  and conditions as it may deem appropriate,  subject to compliance with the ISO rules under  Section 422 of the Code and the  provisions  of Section 409A of the Code, where  applicable.   Without  limiting  the  foregoing,  in  the  event  of  any Reorganization, the Board may cause any Option outstanding as of the effective date of the  Reorganization  to be cancelled in consideration of a cash payment or alternate Option made to the holder of such cancelled Option equal in value to the fair market value of such cancelled Option.

(iii)        Any adjustments determined by the Committee shall be final, binding and conclusive.

4.           ELIGIBILITY FOR PARTICIPATION

Options designated as incentive stock options may be granted only to employees of the Company or of any subsidiary corporation (herein called "subsidiary" or "subsidiaries"), as defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations") and must be granted within 10 years from the date the Plan was approved by the Board or the stockholders, whichever is earlier.  Directors who are not otherwise employees of the Company or a subsidiary shall not be eligible to be granted incentive stock options pursuant to the Plan.  Options designated as non qualified options may be granted to directors, officers, employees and consultants of the Company or any subsidiary, as well as such other persons whose participation in the Plan the Committee determines to be in the best interests of the Company, whether or not otherwise employees of the Company.

In determining the eligibility of an individual to be granted an Option, as well as in determining the number of shares to be optioned to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

5.         RESTRICTIONS ON INCENTIVE STOCK OPTIONS

Incentive stock options (but not non-qualified options) granted under this Plan shall be subject to the following restrictions:

(a)    Limitation on Number of Shares.  Ordinarily, the aggregate fair market value of the shares of Common Stock with respect to which incentive stock options are granted, (determined as of the date the incentive stock options are granted), exercisable for the first time by an individual during any calendar year shall not exceed $100,000.  If an incentive stock option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds such $100,000 limitation, the portion of such option which is in excess of the $100,000 limitation, and any such options issued subsequently in the same calendar year, shall be treated as a non qualified option pursuant to Section 422(d)(1) of the Code.  In the event that an individual is eligible to participate in any other stock option plan of the Company or any parent or subsidiary of the Company which is also intended to comply with the provisions of Section 422 of the Code, such $100,000 limitation shall apply to the aggregate number of shares for which incentive stock options may be granted under this Plan and all such other plans.

 (b)   Ten Percent (10%) Shareholder.  If any employee to whom an incentive stock option is granted pursuant to the provisions of this Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, then the following special provisions shall be applicable to the incentive stock options granted to such individual:

(i)          The option price per share subject to such incentive stock options shall be not less than 110 % of the fair market value of the stock determined at the time such option was granted.  In determining the fair market value under this clause (i), the provisions of Section 6(e) hereof shall apply; and

(ii)         The incentive stock option shall have a term expiring not more than five (5) years from the date of the granting thereof.

(c)    Limit of Exercisability.  Except in the case of Termination for Cause, Termination Due to Disability or termination Due to Death, as such terms are defined in Section 6.(d), the Grantee’s right to exercise incentive stock options is limited to ninety days from the date of Termination.

(d)    Other.  The terms of any incentive stock option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.  To the extent any of the provisions included in the Plan or Option Instrument are meant to comply with such provisions but are inconsistent therewith, the provisions of the Plan or Option Instrument, as the case may be, shall be construed to be consistent with such provisions.

6.           GRANT OF OPTIONS

(a)    Number of Shares.  The Committee shall determine the number of shares of Company Stock that will be subject to each grant of Options to eligible participants.

(b)    Exercise Price.

(i)          The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be determined by the Committee.

(ii)         Option Term.  The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant.

(c)    Exercisability of Options.  Options shall become exercisable as determined by the Committee and set forth in the Option Instrument.  The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(d)    Termination of Employment.

Except as provided below, an Option may only be exercised while the Grantee is employed by or otherwise retained to provide services to the Company or its subsidiaries.

(i)          Termination Without Cause.  In the event that a Grantee’s employment or service is terminated by the Company for any reason other than “disability”, death, or for “cause” (collectively, a “termination without cause”), except as stipulated in Section 5.(c),any Option held by the Grantee shall become one hundred percent vested and fully exercisable for the ensuing one year period, except in the case of termination during the first year of an Option’s term, in which case the exercise period shall continue for two years after the date on which the Grantee’s employment or service is terminated by the Company, but in any event no later than the date of expiration of the Option term.

(ii)         Termination For Cause.  In the event the Grantee’s employment or service is terminated by the Company for “cause”, any Option held by the Grantee shall terminate as of the date the Grantee’s employment or service is terminated by the Company and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

(iii)        Termination Due to Disability.  In the event the Grantee's employment or service is terminated by the Company on account of Grantee’s “disability”, any Option held by the Grantee shall become one hundred percent vested and fully exercisable by the Grantee and shall terminate on the earlier to occur of the first anniversary thereof or the date of expiration of the Option term,  unless and to the extent exercised prior thereto.

(iv)        Termination Due to Death.  If the Grantee dies while employed by or providing service to the Company, any Option held by the Grantee shall become one hundred percent vested and fully exercisable by the Grantee and shall terminate on the later to occur of the first anniversary thereof or six months after the probate of the Grantee’s estate, but in any event no later than the date of expiration of the Option term.

(v)           Voluntary Termination.  In the event a Grantee terminates his or her employment with or services to the Company at his or her own volition, except as stipulated in 5.(c), any Option which is otherwise then exercisable by the Grantee shall terminate on the six month anniversary thereof, except in the case of termination during the first year of an Option’s term, in which case the exercise period shall continue for one year after the date on which the Grantee’s employment with or service to the Company is terminated, in either case unless the Committee determines otherwise, but in no event later than the date of expiration of the Option term.  Any of the Grantee’s Options that are not exercisable as of the date on which the Grantee’s employment with or service to the Company is terminated shall terminate as of such date unless the Committee determines otherwise.

(vi)        Termination Without Cause Upon a Change of Control.  Notwithstanding the provisions of Section 6(d)(i) above, if the Grantee’s employment or service is terminated by the Company on account of a “termination without cause” during the one year period following a Change of Control, except as stipulated in Section 5.(c), any Option held by the Grantee shall become one hundred percent vested and fully exercisable for the two year period after the date on which the Grantee’s employment or service is terminated by the Company, but in no event later than the date of expiration of the Option term.

(vii)       For purposes of this Section 6(d):

(A)           The term “Company” shall mean the Company and its parent and subsidiary corporations, or any successor thereto.

(B)           The term “disability” shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

(C)           The term “termination for cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee has materially breached his or her employment or service contract with the Company, or has been engaged in fraud, embezzlement, theft, commission of a felony in the course of his or her employment or service which is injurious to the Company, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. If this clause (C) conflicts with the definition of “Cause” or “termination for cause” (or any similar definition) in an employment or service agreement between the Company and the Grantee, the terms of the employment or service agreement shall govern.

(viii)      Notwithstanding the foregoing, the Committee shall have authority, exercisable in its sole discretion, to determine at the time of Option grants the extent to which any Grantee shall have the right to exercise Options following termination of the Grantee’s employment or provision of services to the Company or its subsidiaries.  Such  provisions, which may include, without limitation, the timing of post-termination vesting and period of exercisability,  shall be determined in the sole discretion of the  Committee,  shall be included in the Option Instrument provided to each grantee, need not be uniform among all Options issued under the 2006 Plan, may reflect distinctions based on the reasons for termination and may differ from the vesting and exercisability provisions otherwise provided in the 2006 Plan.

(e)    Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company accompanied by payment in full of the Exercise Price.  The exercise price shall be paid in cash or its equivalent or by other means approved by the Committee or such officer to whom it may delegate such authority, which may include, among other methods, delivery of previously acquired shares of Company Stock (alone or in combination with cash) and broker-assisted cashless exercise. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 7) at the time of exercise. Shares of Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required tax withholding is made.

For purposes of this Plan, if the Company Stock is publicly traded, then the Fair Market Value per share shall  be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq markets, the last reported sale price thereof on the relevant date, the preceding or succeeding trading day or an average of trading days, as determined by the Committee in its sole discretion or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, the preceding or succeeding trading day or an average of trading days, as determined by the Committee in its sole discretion, as reported by such reporting service acceptable to the Committee in its sole discretion.  If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

7.           WITHHOLDING OF TAXES

(a)    Required Withholding.  All non-qualified options under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Options, or the Company may deduct from other compensation payable by the Company the amount of any withholding taxes due with respect to such Options.

(b)    Election to Withhold Shares.  If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

8.           TRANSFERABILITY OF OPTIONS

(a)    Nontransferability of Options.  Except as provided below, only the Grantee or his or her authorized representative may exercise rights under an Option. A Grantee may not assign, pledge or otherwise transfer Options except (i) by will, (ii) by the laws of descent and distribution, (iii) to the Company as contemplated by Rule 16b-3 of the Exchange Act, (iv) pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder), or (v) as otherwise permitted by the Committee. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights.

Notwithstanding the foregoing, incentive stock options shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the participant’s lifetime only by such participant or the participant’s guardian or legal representative.  A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Option under the Grantee's will or under the applicable laws of descent and distribution.

9.           CHANGE OF CONTROL OF THE COMPANY

As used herein, a “Change of Control” shall be deemed to have occurred if:

(a)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 35% of the voting power of the then outstanding securities of the Company, and such person owns more aggregate voting power of the Company's then outstanding securities entitled to vote generally in the election of directors than any other person;

(b)    The shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to 50% or more of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

(c)    After the effective date of the Plan, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period or who were directors on the effective date of this Plan.

10.           CONSEQUENCES OF A CHANGE OF CONTROL

(a)    Notice and Acceleration.

(i)           Upon a Change of Control, the Company shall provide each Grantee who holds outstanding Options written notice of the Change of Control.

(ii)          Upon a Change of Control, each outstanding Option shall become one hundred percent vested and fully exercisable.

(iii)         Notwithstanding the foregoing, a Grantee shall be eligible to exercise Options both before and after a Change of Control to the full extent otherwise permitted under the Plan.

(b)    Assumption of Options.  Upon a Change of Control described in Section 8(b)(i) where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation.

(c)    Limitations.  Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (b) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

11.         AMENDMENT AND TERMINATION OF THE PLAN

(a)    Amendment.  The Committee may amend or terminate the Plan and any Option Instrument at any time; provided, however, notwithstanding any other provision of the Plan or any Option Instrument, (i) no such amendment shall increase the total number of shares authorized for issuance pursuant to Options that may be granted under the Plan except as provided in Section 3(b) unless approved by the stockholders of the Company and (ii) no such amendment or termination shall  adversely  affect in any  material  way any  Option  previously granted under the Plan,  without the written consent of the Grantee holding such Option, unless the Committee acts under Section 18(b). Termination of the Plan shall not impair the power and authority of the Committee with respect to any outstanding Option.  Notwithstanding the foregoing, no amendment of the Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or applicable stock exchange or securities association rule.

(b)    Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Committee.

(c)    Adjustment of Options Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The  Committee may make  adjustments  in the  terms  and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring  events  (including,  without  limitation,  the events described in Section 3 hereof)  affecting  the Company or the  financial  statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent  unintended  dilution or  enlargement  of the  benefits or  potential benefits  intended to be made available under the Plan. The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on Grantees under the Plan.

(d)    Governing Document.  The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

12.           FUNDING OF THE PLAN

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of shares with respect to Options under this Plan.

13.           RIGHTS OF PARTICIPANTS

Nothing in this Plan shall entitle any Eligible Individual or other person to any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by, in the employ of or provide services to the Company or any other employment or service rights.

14.           NO FRACTIONAL SHARES

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

15.           REQUIREMENTS FOR ISSUANCE OF SHARES

No Company Stock shall be issued in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Option granted to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

16.           HEADINGS

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

17.           EFFECTIVE DATE OF THE PLAN

The Plan shall be effective on April 25, 2006.

18.           MISCELLANEOUS

(a)    Options in Connection with Corporate Transactions and Otherwise.  Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to grant Options under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Options granted to employees, agents or consultants thereof who otherwise become eligible participants under the Plan, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may grant an Option to employees, agents, and consultants of another corporation who become employees, agents or consultants of the Company by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option grant made by such corporation (“Substituted Stock Incentives”). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

(b)    Compliance with Law.  The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any valid and mandatory government regulation. The Committee may, in its sole discretion, agree to limit its authority under this Section.

(c)    Ownership of Stock.  A Grantee or Successor Grantee shall have no rights as a shareholder with respect to any shares of Company Stock covered by an Option until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

(d)    Governing Law.  The validity, construction, interpretation and effect of the Plan and Option Instruments issued under the Plan shall exclusively be governed by the law of the State of Delaware, without giving effect to the conflicts of laws provision thereof.